                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 12.1

                                                    2004          2005         2006      2007-9-30         2007
                                                   RMB'000      RMB'000      RMB'000      RMB'000         RMB'000
Earnings before MI and CIT                            -607       14,314      103,090        84,312        152,371

Interest expense                                         -          123        8,402        14,686         25,978
Interest capitalization                                  -            -          355         3,858          6,916
Fixed charges (A)                                        -          123        8,757        18,544         32,894

Earnings (B)=earnings before MI+Fixed charges         -607       14,437      111,847       102,856        185,265

Ratio=B/A                                          #DIV/0!       117.37        12.77          5.55           5.63